EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-12939, 333-45423, 333-45507, 333-45491, 333-45493, 333-45495, 333-45499, 333-51647, 333-67131, 333-67133, 333-67135, 333-85289, 333-85291, 333-85293, 333-85295, 333-85301,333-95207, 333-35716; 333-35718, 333-35720, 333-35722, 333-35724, 333-117171, 333-118203, 333-118202, 333‑118201, 333-118200, 333-122204, 333-124086, 333-134167, 333-136604, 333-136605, 333-136606, 333-150568, 333-150569, 333-150570, 333-150571, 333-150572, 333-159694, 333-197761) and Registration Statements on Form S-3 (Nos. 333-06041, 333-14717, 333-20485, 333-31259, 333-66879, 333-84931, 333-99007, 333-106787, 333-149539, 333-163928, 333-216118) of BorgWarner Inc. of our report dated February 8, 2018, except with respect to our opinion on the consolidated financial statements insofar as it relates to the effects of the restatement discussed in Note 1, as to which the date is September 28, 2018 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K/A.

/s/ PricewaterhouseCoopers LLP
Detroit, Michigan
September 28, 2018